UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011 (June 15, 2011)

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Oxford Industries, Inc. (the “Company”) was held on June 15, 2011. At the meeting, shareholders voted on the following items:

Proposal 1: All of the nominees for director were elected to serve on the Company’s Board of Directors for a three year term expiring in 2014 and until their respective successors are elected and qualified. The results of the election were as follows:

Name	For	Against	Abstain	Broker Non-Vote
J. Reese Lanier	13,263,213	68,417	16,217	1,638,284
Dennis M. Love	13,292,210	39,304	16,333	1,638,284
Clyde C. Tuggle	13,288,984	41,587	17,276	1,638,284

Proposal 2: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2011 was ratified. The vote on the ratification was as follows:

For	Against	Abstain	Broker Non-Vote
14,879,625	82,948	23,558	N/A

Proposal 3: Shareholders approved, on an advisory basis, a resolution regarding the compensation of the Company’s named executive officers. The results of the advisory vote were as follows:

For	Against	Abstain	Broker Non-Vote
13,145,730	167,344	34,773	1,638,284

Proposal 4: Shareholders recommended, on an advisory basis, that the Company hold future advisory votes on executive compensation annually, or every year. The results of the advisory vote were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
11,456,488	46,039	1,660,216	185,104	1,638,284

In accordance with the recommendation of the Company’s Board of Directors and the voting results on this advisory proposal, the Company’s Board of Directors has determined that the Company will hold an advisory vote on executive compensation annually, or every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

Date: June 16, 2011	By:	/s/ Thomas E. Campbell
Name: Thomas E. Campbell
Title: Senior Vice President-Law and Administration,
General Counsel and Secretary